Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Alexis Jones

215-761-3637

alexis.jones@cigna.com

MEDIA CONTACT:

Ellie Polack

860-902-4906

elinor.polack@cigna.com

Cigna Reports Third Quarter 2020 Performance, Raises Revenue Guidance

•	Total revenues in the third quarter were $41.0 billion. Adjusted revenues[1] were $40.8 billion.
•	Shareholders’ net income for the third quarter was $1.4 billion, or $3.78 per share
•	Adjusted income from operations[2] for the third quarter was $1.6 billion, or $4.41 per share
•	Adjusted income from operations[2,3] is projected to be in the range of $18.30 to $18.60 per share in 2020[3]

BLOOMFIELD, CT, November 5, 2020 – Global health services company Cigna Corporation (NYSE: CI) today reported solid third quarter 2020 performance led by strong execution by its Evernorth segment.

“In these dynamic and challenging times, we at Cigna continue to act as champions for our customers, clients, and communities as we deliver on our promises to make health care more affordable, predictable and simple,” said David M. Cordani, President and Chief Executive Officer. “We delivered attractive revenue growth and strong earnings, while further improving our capital position, driving strategic flexibility. Additionally, our launch of Evernorth accelerates our strategy, broadens our reach and expands our opportunities for growth, further enhancing the value we deliver to the marketplace each and every day.”

Total revenues for third quarter 2020 were $41.0 billion. Adjusted revenues1 were $40.8 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for third quarter 2020 was $1.4 billion, or $3.78 per share, compared with $1.4 billion, or $3.57 per share, for third quarter 2019.

Cigna's adjusted income from operations2 for third quarter 2020 was $1.6 billion, or $4.41 per share, compared with $1.7 billion, or $4.54 per share, for third quarter 2019 reflecting strong fundamental performance across our businesses as well as the return of medical utilization to more typical levels and COVID-19 related impacts.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page and on Exhibit 1 of this earnings release.

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CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020

Total Revenues	$40,955	$38,556	$39,265	$118,689
Net Realized Investment (Gains) Losses from Equity Method Investments[1]	(37)	(5)	(60)	(87)
Special Items[1]	(117)	—	—	(204)
Transitioning Client Contributions[1]	—	(2,718)	—	—
Adjusted Revenues[1]	$40,801	$35,833	$39,205	$118,398

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,388	$1,351	$1,754	$4,323
Net Realized Investment (Gains) Losses[2]	(64)	(49)	(88)	(75)
Amortization of Other Acquired Intangible Assets[2]	376	558	376	1,061
Special Items[2]	(82)	65	110	219
Transitioning Client Contributions[1,2]	—	(207)	—	—
Adjusted Income from Operations[2]	$1,618	$1,718	$2,152	$5,528

Shareholders’ Net Income, per share	$3.78	$3.57	$4.73	$11.66
Adjusted Income from Operations[2], per share	$4.41	$4.54	$5.81	$14.91

•	Cigna’s third quarter results reflect revenue growth driven by strong fundamental performance across our businesses led by our Evernorth segment. Third quarter earnings reflect the return of medical utilization to more typical levels and COVID-19 related impacts, as well as focused execution in our businesses.

•	Year to date through November 4, 2020, the Company repurchased 16.0 million shares of common stock for approximately $2.9 billion.

•	The debt to capitalization ratio decreased to 42.8% at September 30, 2020 from 45.2% at December 31, 2019.

•	The SG&A expense ratio[4] was 8.1% for third quarter 2020, a decrease from 9.2% for third quarter 2019, driven by significant revenue growth and continued expense efficiency.

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CUSTOMER RELATIONSHIPS

The following table summarizes Cigna’s medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	September 30,		June 30,	December 31,
	2020	2019	2020	2019

Total Customer Relationships	189,702	169,712	188,211	171,760

Total Pharmacy Customers[5]	86,604	75,663	84,919	75,903

U.S. Commercial[6]	13,901	14,121	14,000	14,187
U.S. Government[6]	1,413	1,374	1,415	1,361
International Markets	1,668	1,576	1,668	1,597
Total Medical Customers[5]	16,982	17,071	17,083	17,145

Behavioral Care	37,236	28,744	37,061	30,361
Dental	17,671	17,079	17,850	17,231
Medicare Part D	3,296	3,269	3,300	3,276
International Markets Supplemental Policies[5,7]	12,013	12,486	12,098	12,444
Group Disability and Life Covered Lives[5]	15,900	15,400	15,900	15,400

•	The pharmacy customer base[5] at third quarter 2020 grew to 86.6 million, an organic increase of 10.7 million customers year to date, driven by strong new health plan sales.

•	The total medical customer base[5] at third quarter 2020 was 17.0 million, a decrease of 163,000 customers year to date, driven by a decline in National Accounts, partially offset by growth in the Select and International Markets segments and in Medicare Advantage.

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HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Evernorth6

This segment includes a broad range of coordinated and point solution health services, including pharmacy services, benefits management, care solutions and data and analytics, which are provided to health plans, employers, government organizations, and health care providers.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020

Adjusted Revenues[1]	$29,827	$24,880	$28,602	$85,597
Adjusted Income from Operations, Pre-Tax[2]	$1,443	$1,399	$1,249	$3,774
Adjusted Margin, Pre-Tax[8]	4.8%	5.6%	4.4%	4.4%

•	Third quarter 2020 adjusted revenues[1] increased 20% relative to third quarter 2019 driven by the insourcing of U.S. Medical pharmacy volumes and strong organic growth, including growth in retail network and specialty pharmacy services.

•	Third quarter adjusted income from operations, pre-tax[2] increased 3% relative to third quarter 2019, reflecting customer growth, higher adjusted pharmacy scripts volumes, benefits from the effective management of the supply chain, and continued strong performance in specialty pharmacy services, partially offset by increased operating expenses to support growth.

•	Evernorth fulfilled 381 million adjusted pharmacy scripts[9] in third quarter 2020, an increase of 22% over third quarter 2019 driven by the insourcing of U.S. Medical pharmacy volumes and strong organic growth.

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U.S. Medical6

This segment includes Cigna’s U.S. Commercial and U.S. Government businesses that provide comprehensive medical and coordinated solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services for insured and self-insured customers. U.S. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, Medicaid plans, and individual health insurance plans both on and off the public exchanges.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020

Adjusted Revenues[1]	$9,629	$9,148	$9,237	$28,726
Adjusted Income from Operations, Pre-Tax[2]	$757	$953	$1,523	$3,479
Adjusted Margin, Pre-Tax[8]	7.9%	10.4%	16.5%	12.1%

•	Third quarter 2020 adjusted revenues[1] grew 5% over third quarter 2019, reflecting customer growth in the Select segment and Medicare Advantage, as well as premium increases.

•	Third quarter 2020 adjusted income from operations, pre-tax² and adjusted margin, pre-tax[8] reflect unfavorable prior period development primarily related to second quarter 2020, COVID-19 related impacts, and the return of the health insurance tax. COVID-19 related impacts include the net impact of the return of medical utilization to more typical levels and direct COVID-19 costs as well as the costs of actions we have taken to support customers and providers, decreased specialty contributions, and lower net investment income.

•	The medical care ratio[4] (“MCR”) of 82.6% for third quarter 2020 reflects continued effective execution in our U.S. Commercial and U.S. Government segments. The third quarter 2020 MCR increased relative to third quarter 2019 due to unfavorable prior period development primarily related to second quarter 2020 and COVID-19 related impacts, partially offset by the pricing effect of the health insurance tax.

•	U.S. Medical net medical costs payable[10] was $2.97 billion at September 30, 2020, $2.73 billion at September 30, 2019, and $2.59 billion at December 31, 2019. Favorable prior year reserve development on a gross pre-tax basis was $126 million and $159 million through third quarter 2020 and 2019, respectively.

6

International Markets

This segment includes supplemental health, life and accident insurance products and health care coverage in Cigna’s international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020

Adjusted Revenues[1,7]	$1,440	$1,402	$1,432	$4,342
Adjusted Income from Operations, Pre-Tax[2]	$208	$194	$319	$809
Adjusted Margin, Pre-Tax[8]	14.4%	13.8%	22.3%	18.6%

•	Third quarter 2020 adjusted revenues[1,7] grew 3% over third quarter 2019, reflecting continued business growth.

•	Third quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect continued operational efficiency, lower claim levels driven by the effects of the COVID-19 pandemic, and business growth.

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Group Disability and Other Operations

This segment includes Cigna’s Group Disability and Life business which offers group long-term and short-term disability, and group life, accident, voluntary and specialty insurance products and services. Additionally, this segment includes Corporate Owned Life Insurance (“COLI”) and the Company’s run-off operations.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020

Adjusted Revenues[1]	$1,314	$1,284	$1,328	$3,981
Adjusted Income from Operations, Pre-Tax[2]	$70	$143	$132	$279
Adjusted Margin, Pre-Tax[8]	5.3%	11.1%	9.9%	7.0%

•	Third quarter 2020 adjusted income from operations, pre-tax[2] and adjusted margin, pre-tax[8] reflect elevated claims in Cigna’s Life business primarily related to the COVID-19 pandemic.

•	On December 18, 2019, Cigna announced a definitive agreement whereby New York Life will acquire Cigna's Group Disability and Life business for $6.3 billion. Cigna continues to expect the transaction to close in the fourth quarter of 2020, subject to applicable regulatory approvals and other customary closing conditions.

Corporate

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations.

Financial Results (dollars in millions):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020

Adjusted (Loss) from Operations, Pre-Tax[2]	$(366)	$(442)	$(400)	$(1,171)

•	Third quarter 2020 adjusted loss from operations, pre-tax[2] decreased relative to third quarter 2019 as a result of lower interest expense.

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2020 OUTLOOK

Cigna's outlook for full year 2020 adjusted revenues1,3 is approximately $158 billion. Cigna’s outlook for full year 2020 consolidated adjusted income from operations2,3 on a per share basis is in the range of $18.30 to $18.60 per share. Cigna’s outlook excludes potential effects of any future share repurchase3. Also, while Cigna continues to expect to close the sale of Cigna's Group Disability and Life business in the fourth quarter of 2020, Cigna's outlook assumes a full year of contributions from the Group Disability and Life business.

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The foregoing statements represent the Company’s current estimates of Cigna's 2020 consolidated adjusted revenues1,3 and adjusted income from operations2,3 on a per share basis as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (https://www.cigna.com/aboutcigna/investors). Management will be hosting a conference call to review third quarter 2020 results and discuss full year 2020 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://www.cigna.com/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call

(800) 857-1657 (Domestic)

(773) 799-3811 (International)

Passcode: 1152020

Replay

(800) 839-8789 (Domestic)

(203) 369-3037 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health service company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Cigna Life Insurance Company of New York, Connecticut General Life Insurance Company, Evernorth companies or their affiliates, Express Scripts companies or their affiliates, and Life Insurance Company of North America. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products including group life, accident and disability insurance.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has approximately 190 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	At the consolidated level, the measure “adjusted revenues” is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, “total revenues.” Cigna defines adjusted revenues as total revenues excluding net realized investment results from equity method investments and special items. Special items are identified in Exhibit 1 of this earnings release. For periods prior to 2020, Cigna also excludes revenue contributions from transitioning pharmacy benefit management clients, Anthem Inc. and Coventry Health Care, Inc. (the “transitioning clients”). Cigna excludes these items from this measure because they are not indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

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2.	Adjusted income (loss) from operations is defined as shareholders’ net income (loss) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets, and special items. For periods prior to 2020, Cigna also excludes earnings contributions from transitioning clients. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results.

Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. This consolidated measure is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

3.	Certain adjusted metrics presented for 2019 exclude contributions from transitioning clients. As previously disclosed, beginning in 2020, Cigna no longer excludes contributions from transitioning clients from its adjusted metrics, as the transition for those clients was substantially complete as of December 31, 2019.

Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond Cigna’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release. Additionally, the Company’s outlook assumes a full year of contributions from Cigna's Group Disability and Life business.

4.	Operating ratios are defined as follows:
•	Medical care ratio represents medical costs as a percentage of premiums for all U.S. commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, Medicaid, and individual on and off-exchange products, within Cigna’s U.S. Medical segment.
•	SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items and, prior to 2020, expenses from transitioning clients, as a percentage of adjusted revenue at a consolidated level.

5.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in Cigna’s U.S. Medical and International Markets segments who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	Pharmacy customer relationships for periods prior to 2020 excludes transitioning clients.
•	International Markets medical customers excludes medical customers served by less than 100% owned subsidiaries.
•	International Markets supplemental policies exclude International Markets medical customers included in total medical customers.
•	Group Disability and Life covered lives are estimated.

6.	As of the third quarter 2020, the segment previously reported as “Health Services” is reported as “Evernorth”, and the segment previously reported as “Integrated Medical” is reported as “U.S. Medical”. Additionally, U.S. Medical’s two operating segments previously reported as “Commercial” and “Government” are now reported as “U.S. Commercial” and “U.S. Government”. There are no changes to the underlying businesses reported in any of these segments.

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7.	Cigna owns a 50% non-controlling interest in its China joint venture. Cigna's 50% share of the joint venture’s earnings is reported in Fees and Other Revenues using the equity method of accounting under GAAP. As such, the adjusted revenues and policy counts for the International Markets segment do not include the China joint venture.

8.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

Adjusted margin, after-tax, is calculated by dividing consolidated adjusted income (loss) from operations by consolidated adjusted revenues. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results.

9.	For Evernorth adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three. All other network and specialty scripts are counted as one script.

10.	Medical costs payable within the U.S. Medical segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $3.20 billion as of September 30, 2020, $2.89 billion as of December 31, 2019, and $3.06 billion as of September 30, 2019.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected consolidated adjusted income from operations outlook for 2020 on a per share basis; projected adjusted revenue outlook for 2020; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients, in light of the challenges presented by the COVID-19 pandemic; future growth, business strategy, strategic or operational initiatives, including our organizational efficiency plan; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions, including the merger (the “Merger”) with Express Scripts Holding Company and the sale of our U.S. Group Disability and Life business; our ongoing operational response to the COVID-19 pandemic; and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical and pharmacy costs and price effectively; our ability to adapt to changes or trends in an evolving and rapidly changing industry; our ability to effectively differentiate our products and services from those of our competitors and maintain or increase market share; our ability to develop and maintain good relationships with physicians, hospitals, other health care providers, producers, consultants, and pharmaceutical manufacturers; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing; the impact of modifications to our operations and processes; our ability to identify potential strategic transactions and realize the expected benefits (including anticipated synergies) of such transactions in full or within the anticipated time frame, including with respect to the Merger and the sale of our Group Disability and Life business, as well as our ability to integrate or separate operations, resources and systems; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems and those of our key suppliers or other third parties; the impact of our debt service obligations on the availability of funds for other business purposes; unfavorable industry, economic or political conditions, including foreign currency movements; acts of civil unrest, war, terrorism, natural disasters or pandemics; reinsurance credit risk; the scale and scope of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows and financial condition, as well as on our employees, clients, customers, suppliers and partners and on the U.S. and global economies; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K, as supplemented by our Form 10-Q for the quarter ended March 31, 2020, and subsequent reports on Forms 10-Q and 8-K available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION				Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)
	Three Months Ended		Nine Months Ended		Three Months Ended
	September 30,		September 30,		June 30,
	2020	2019	2020	2019	2020
REVENUES
Pharmacy revenues	$27,802	$25,987	$79,464	$77,454	$26,564
Premiums	10,682	9,935	31,928	29,709	10,406
Fees and other revenues	2,174	2,285	6,424	7,123	2,072
Net investment income	297	349	873	1,035	223
Total Revenues	40,955	38,556	118,689	115,321	39,265
Revenue contributions from transitioning clients	—	(2,718)	—	(11,657)	—
Net realized investment results from certain equity method investments	(37)	(5)	(87)	(27)	(60)
Special item related to contractual adjustment for a former client	(117)	—	(204)	—	—
Adjusted revenues (1)	$40,801	$35,833	$118,398	$103,637	$39,205
SHAREHOLDERS’ NET INCOME
Shareholders' net income	$1,388	$1,351	$4,323	$4,127	$1,754
After-tax adjustments to reconcile adjusted income from operations
Net realized investment (gains) losses	(64)	(49)	(75)	(100)	(88)
Amortization of acquired intangible assets	376	558	1,061	1,694	376
Adjustment for transitioning clients	—	(207)	—	(1,217)	—
Special Items
Integration and transaction-related costs	83	88	256	311	99
Debt extinguishment costs	—	—	151	—	11
Charge for organizational efficiency plan	—	—	24	—	—
(Benefits) charges associated with litigation matters	—	(23)	19	41	—
Risk corridors recovery	(76)	—	(76)	—	—
Contractual adjustment for a former client	(89)	—	(155)	—	—
Adjusted income from operations	$1,618	$1,718	$5,528	$4,856	$2,152
Pre-tax adjusted income (loss) from operations by segment
Evernorth	$1,443	$1,399	$3,774	$3,555	$1,249
U.S. Medical	757	953	3,479	3,113	1,523
International Markets	208	194	809	607	319
Group Disability and Other	70	143	279	376	132
Corporate	(366)	(442)	(1,171)	(1,385)	(400)
Consolidated pre-tax adjusted income from operations	2,112	2,247	7,170	6,266	2,823
Adjusted income tax expense	(494)	(529)	(1,642)	(1,410)	(671)
Consolidated after-tax adjusted income from operations	$1,618	$1,718	$5,528	$4,856	$2,152
DILUTED EARNINGS PER SHARE
Shareholders’ net income	$3.78	$3.57	$11.66	$10.83	$4.73
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses	(0.17)	(0.13)	(0.20)	(0.26)	(0.24)
Amortization of acquired intangible assets	1.02	1.47	2.86	4.43	1.02
Adjustment for transitioning clients	—	(0.55)	—	(3.19)	—
Special items
Integration and transaction-related costs	0.23	0.24	0.69	0.82	0.27
Debt extinguishment costs	—	—	0.41	—	0.03
Charge for organizational efficiency plan	—	—	0.06	—	—
(Benefits) charges associated with litigation matters	—	(0.06)	0.05	0.11	—
Risk corridors recovery	(0.21)	—	(0.20)	—	—
Contractual adjustment for a former client	(0.24)	—	(0.42)	—	—
Adjusted income from operations(2)	$4.41	$4.54	$14.91	$12.74	$5.81
Weighted average shares (in thousands)	367,190	378,321	370,831	381,091	370,697
Common shares outstanding (in thousands)			362,403	373,978	368,258
SHAREHOLDERS' EQUITY at September 30,			$48,032	$44,696
SHAREHOLDERS' EQUITY PER SHARE at September 30,			$132.54	$119.52

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and Cigna's share of certain realized investment results of its joint ventures reported using the equity method. For periods prior to 2020, we also excluded revenue contributions from transitioning clients. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results, amortization of acquired intangible assets and special items. For periods prior to 2020, we also excluded earnings contributions from transitioning clients.